                                                                      Exhibit 99

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 11-K


(Mark One)
[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934 [FEE REQUIRED]

For the fiscal year ended                      September 30, 1999
                         -------------------------------------------------------
                                                      OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

For the transition period from                        to
                              ------------------------  ------------------------

Commission file number                             1-11556
                      ----------------------------------------------------------

              UNI-MARTS, INC. RETIREMENT SAVINGS & INCENTIVE PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                 UNI-MARTS, INC.
--------------------------------------------------------------------------------
          (Name of issuer of the securities held pursuant to the plan)

477 East Beaver Avenue, State College, PA                             16801-5690
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


                        This Document Contains 23 Pages.
                            Exhibit Index on Page 22.

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

TABLE OF CONTENTS
--------------------------------------------------------------------------------
                                                                            Page

INDEPENDENT AUDITORS' REPORT                                                   3

FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1999 AND 1998 AND FOR EACH
  OF THE THREE YEARS IN THE PERIOD ENDED SEPTEMBER 30, 1999:

 Statements of Net Assets Available for Benefits                             4-5

 Statements of Changes in Net Assets Available for Benefits                 6-11

 Notes to Financial Statements                                             12-18

SUPPLEMENTAL SCHEDULES AS OF SEPTEMBER 30, 1999
  AND FOR THE YEAR THEN ENDED:

 Item 27a - Schedule of Assets Held for Investment Purposes                   19

 Item 27d - Schedule of Reportable Transactions                               20

Supplemental schedules not included herein are omitted because of the absence of conditions under which they are required.

INDEPENDENT AUDITORS' REPORT


To the Trustees and Participants of
Uni-Marts, Inc. Retirement Savings & Incentive Plan
State College, Pennsylvania

We have audited the accompanying statements of net assets available for benefits of Uni-Marts, Inc. Retirement Savings & Incentive Plan (the "Plan") as of September 30, 1999 and 1998, and the related statements of changes in net assets available for benefits for each of the three years in the period ended September 30, 1999. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of September 30, 1999 and 1998, and the changes in net assets available for benefits for each of the three years in the period ended September 30, 1999 in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information by fund in the statements of net assets available for benefits and statements of changes in net assets available for benefits is presented for the purpose of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of the individual funds. The supplemental schedules and supplemental information by fund are the responsibility of the Plan's management. Such supplemental schedules and supplemental information by fund have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, except for the omission of certain historical cost information in the supplemental schedules, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

/S/ DELOITTE & TOUCHE LLP

December 14, 1999

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
SEPTEMBER 30, 1999
-------------------------------------------------------------------------------

                                                        SUPPLEMENTARY INFORMATION BY FUND
                                        --------------------------------------------------------------------------

                                                           INVESTMENTS, AT FAIR VALUE
                                                    -----------------------------------------
                                                                                                                       NET ASSETS
                                                       Pooled       Participant      TOTAL           Contributions     AVAILABLE
              ASSETS                    CASH           Funds          Loans       INVESTMENTS         Receivable      FOR BENEFITS
                                        -----          ------       -----------   -----------        -------------    ------------

CONSERVATIVE LIFESTYLE OPTION               $3         $63,410                        $63,410             $411           $63,824

MORE MODERATE LIFESTYLE OPTION               2         109,785                        109,785              506           110,293

MODERATE LIFESTYLE OPTION                   16         892,585                        892,585            2,806           895,407

AGGRESSIVE LIFESTYLE OPTION                 41         774,048                        774,048            2,241           776,330

VERY AGGRESSIVE LIFESTYLE OPTION             5         129,097                        129,097              752           129,854

SPARTAN MONEY MARKET (LOAN ACCOUNT)                     51,647        $65,522         117,169                            117,169

FIDELITY CASH RESERVES FUND              3,207         140,153                        140,153              374           143,734

BERNSTEIN INTERMEDIATE DURATION FUND      (276)         56,072                         56,072              261            56,057

VANGUARD ASSET ALLOCATION FUND           5,503         282,978                        282,978              591           289,072

FIDELITY GROWTH & INCOME FUND            8,910         366,778                        366,778              981           376,669

JANUS WORLDWIDE FUND                     3,991         231,986                        231,986              629           236,606

VANGUARD U.S. GROWTH FUND                6,677         273,201                        273,201              761           280,639

PUTNAM VISTA FUND CLASS A                2,667         203,238                        203,238              561           206,466

BARON ASSET FUND                         4,614         249,400                        249,400              740           254,754

UNI-MARTS, INC. COMMON STOCK FUND
                    190,526 SHARES                     238,158                        238,158                            238,158
                                       -------      ----------        -------      ----------          -------        ----------

                   TOTAL               $35,360      $4,062,536        $65,522      $4,128,058          $11,614        $4,175,032
                                       =======      ==========        =======      ==========          =======        ==========

See notes to financial statements.

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
SEPTEMBER 30, 1998
-------------------------------------------------------------------------------

                                                      SUPPLEMENTARY INFORMATION BY FUND
                                    ------------------------------------------------------------------------

                                                          INVESTMENTS, AT FAIR VALUE
                                                 ---------------------------------------------
                                                                                                                      NET ASSETS
                                                       Pooled      Participant       TOTAL      Contributions         AVAILABLE
              ASSETS                  CASH              Funds         Loans       INVESTMENTS     Receivable         FOR BENEFITS
                                    ----------     --------------  -----------    -----------   -------------        ------------

CONSERVATIVE LIFESTYLE OPTION           $456            $60,809                      $60,809           $364              $61,629

MORE MODERATE LIFESTYLE OPTION         8,080             96,147                       96,147            591              104,818

MODERATE LIFESTYLE OPTION             20,715            957,747                      957,747          3,750              982,212

AGGRESSIVE LIFESTYLE OPTION           12,023            845,100                      845,100          2,750              859,873

VERY AGGRESSIVE LIFESTYLE OPTION         140            114,416                      114,416            881              115,437

SPARTAN MONEY MARKET (LOAN ACCOUNT)                      50,650      $73,294         123,944                             123,944

FIDELITY CASH RESERVES FUND               54            182,757                      182,757            445              183,256

BERNSTEIN INTERMEDIATE DURATION FUND   1,429             46,606                       46,606            264               48,299

VANGUARD ASSET ALLOCATION FUND            75            292,081                      292,081            604              292,760

FIDELITY GROWTH & INCOME FUND            607            327,393                      327,393            888              328,888

JANUS WORLDWIDE FUND                   1,394            246,269                      246,269            700              248,363

VANGUARD U.S. GROWTH FUND              1,911            237,165                      237,165            694              239,770

PUTNAM VISTA FUND CLASS A              1,166            175,697                      175,697            559              177,422

BARON ASSET FUND                         334            217,892                      217,892            822              219,048

UNI-MARTS, INC. COMMON STOCK FUND
                    165,864 SHARES                      518,326                      518,326                             518,326
                                     -------         ----------      -------      ----------        -------           ----------
                 TOTAL               $48,384         $4,369,055      $73,294      $4,442,349        $13,312           $4,504,045
                                     =======         ==========      =======      ==========        =======           ==========

See notes to financial statements.

                                                                     PAGE 1 OF 2
UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
SEPTEMBER 30, 1999
-------------------------------------------------------------------------------

                                                                  SUPPLEMENTARY INFORMATION BY FUND
                                     -----------------------------------------------------------------------------------------------

                                                                                     ADDITIONS
                                      NET ASSETS  ----------------------------------------------------------------------------------
                                    AVAILABLE FOR                                              Net Appreciation
                                      BENEFITS,                                    Interest     (Depreciation)
                                       BEGINNING    Participant     Employer     and Dividend    in Fair Value  Interfund    TOTAL
                                       OF YEAR     Contributions  Contributions     Income      of Plan Assets  Transfers  ADDITIONS
                                    -------------  -------------  -------------  ------------  ---------------- ---------  ---------

CONSERVATIVE LIFESTYLE OPTION          $61,629         $11,207                        $4,742        $(2,874)          $0    $13,075

MORE MODERATE LIFESTYLE OPTION         104,818          14,797                         7,623          3,412        3,489     29,321

MODERATE LIFESTYLE OPTION              982,212          93,943                        73,417         57,352      (43,722)   180,990

AGGRESSIVE LIFESTYLE OPTION            859,873          65,415                        49,934        114,984       17,920    248,253

VERY AGGRESSIVE LIFESTYLE OPTION       115,437          21,800                         6,575         18,144       24,947     71,466

SPARTAN MONEY MARKET (LOAN ACCOUNT)    123,944                                         7,446              0        9,461     16,907

FIDELITY CASH RESERVES FUND            183,256          10,977                         8,477              0      (10,094)     9,360

BERNSTEIN INTERMEDIATE DURATION
 FUND                                   48,299           7,228                         3,486         (3,200)       2,825     10,339

VANGUARD ASSET ALLOCATION FUND         292,760          17,419                        26,290         17,769       (6,273)    55,205

FIDELITY GROWTH & INCOME FUND          328,888          24,661                        27,750         39,228       23,440    115,079

JANUS WORLDWIDE FUND                   248,363          18,156                         1,020         76,343       (8,173)    87,346

VANGUARD U.S. GROWTH FUND              239,770          19,411                        18,568         45,733        2,907     86,619

PUTNAM VISTA FUND CLASS A              177,422          16,511                        15,334         41,725       (4,234)    69,336

BARON ASSET FUND                       219,048          20,408                           330         69,079       (9,987)    79,830

UNI-MARTS, INC. COMMON STOCK FUND      518,326          14,034       $97,610               0       (333,070)      (2,506)  (223,932)
                                    ----------        --------       -------        --------      ---------     --------  ---------

                    TOTAL           $4,504,045        $355,967       $97,610        $250,992       $144,625           $0   $849,194
                                    ==========        ========       =======        ========      =========     ========  =========

See notes to financial statements.

UNI-MARTS, INC.                                                     PAGE 2 OF 2
RETIREMENT SAVINGS & INCENTIVE PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
SEPTEMBER 30, 1999
-------------------------------------------------------------------------------

                                                        SUPPLEMENTARY INFORMATION BY FUND
                                         -------------------------------------------------------------

                                                          DEDUCTIONS                                         NET ASSETS
                                         --------------------------------------------       (DECREASE)     AVAILABLE FOR
                                          Payments to                       TOTAL          INCREASE IN       BENEFITS,
                                         Beneficiaries       Other        DEDUCTIONS        NET ASSETS      END OF YEAR
                                         -------------       -----        ----------       -----------     -------------

CONSERVATIVE LIFESTYLE OPTION               $(10,880)                        $(10,880)          $2,195          $63,824

MORE MODERATE LIFESTYLE OPTION               (23,846)                         (23,846)           5,475          110,293

MODERATE LIFESTYLE OPTION                   (267,795)                        (267,795)         (86,805)         895,407

AGGRESSIVE LIFESTYLE OPTION                 (331,796)                        (331,796)         (83,543)         776,330

VERY AGGRESSIVE LIFESTYLE OPTION             (57,049)                         (57,049)          14,417          129,854

SPARTAN MONEY MARKET  (LOAN ACCOUNT)         (23,682)                         (23,682)          (6,775)         117,169

FIDELITY CASH RESERVES FUND                  (48,882)                         (48,882)         (39,522)         143,734

BERNSTEIN INTERMEDIATE DURATION FUND          (2,581)                          (2,581)           7,758           56,057

VANGUARD ASSET ALLOCATION FUND               (58,893)                         (58,893)          (3,688)         289,072

FIDELITY GROWTH & INCOME FUND                (67,298)                         (67,298)          47,781          376,669

JANUS WORLDWIDE FUND                         (99,103)                         (99,103)         (11,757)         236,606

VANGUARD U.S. GROWTH FUND                    (45,750)                         (45,750)          40,869          280,639

PUTNAM VISTA FUND CLASS A                    (40,292)                         (40,292)          29,044          206,466

BARON ASSET FUND                             (44,124)                         (44,124)          35,706          254,754

UNI-MARTS, INC. COMMON STOCK FUND            (56,236)                         (56,236)        (280,168)         238,158
                                         -----------      -----------     -----------        ---------       ----------

                    TOTAL                $(1,178,207)              $0     $(1,178,207)       $(329,013)      $4,175,032
                                         ===========      ===========     ===========        =========       ==========

See notes to financial statements.

                                                                     PAGE 1 OF 2
UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
SEPTEMBER 30, 1998
-------------------------------------------------------------------------------

                                                                   SUPPLEMENTARY INFORMATION BY FUND
                                    ------------------------------------------------------------------------------------------------

                                                                                            ADDITIONS
                                    NET ASSETS   -----------------------------------------------------------------------------------
                                   AVAILABLE FOR                                            Net Appreciation
                                     BENEFITS,                                   Interest    (Depreciation)
                                    BEGINNING     Participant      Employer    and Dividend   in Fair Value   Interfund     TOTAL
                                     OF YEAR     Contributions  Contributions     Income      of Plan Assets   Transfers  ADDITIONS
                                   ------------- -------------  -------------  ------------ ----------------  ----------  ---------

CONSERVATIVE LIFESTYLE OPTION          $94,567       $11,432                       $5,883         $1,607             $0     $18,922

MORE MODERATE LIFESTYLE OPTION         238,104        15,725                       11,682          1,482        (43,597)    (14,708)

MODERATE LIFESTYLE OPTION              995,294       105,201                       60,739         27,432        (22,865)    170,507

AGGRESSIVE LIFESTYLE OPTION            902,032        85,648                       48,155        (12,265)           (15)    121,523

VERY AGGRESSIVE LIFESTYLE OPTION       142,595        33,190                        6,519         (1,887)         9,646      47,468

SPARTAN MONEY MARKET (LOAN ACCOUNT)    116,371                                      8,222              0          3,000      11,222

FIDELITY CASH RESERVES FUND            215,258        14,708                       11,063              0         (5,422)     20,349

BERNSTEIN INTERMEDIATE DURATION
  FUND                                  44,568         6,837                        3,338            420          1,075      11,670

VANGUARD ASSET ALLOCATION FUND         309,982        16,562                       24,843         22,046        (13,012)     50,439

FIDELITY GROWTH & INCOME FUND          483,957        30,443                       20,873         40,765          2,562      94,643

JANUS WORLDWIDE FUND                   264,987        21,679                       17,762        (13,446)       (15,348)     10,647

VANGUARD U.S. GROWTH FUND              252,507        19,977                       10,352         32,934        (13,226)     50,037

PUTNAM VISTA FUND CLASS A              201,147        15,217                       15,036        (18,296)        (5,068)      6,889

BARON ASSET FUND                       325,324        23,357                          279        (40,865)        (2,847)    (20,076)

UNI-MARTS, INC. COMMON STOCK FUND      701,312        17,248        $110,045            0       (288,154)       105,117     (55,744)
                                    ----------      --------        --------     --------      ---------       --------    --------

                    TOTAL           $5,288,005      $417,224        $110,045     $244,746      $(248,227)            $0    $523,788
                                    ==========      ========        ========     ========      =========       ========    ========

See notes to financial statements.

UNI-MARTS, INC                                                      PAGE 2 OF 2
RETIREMENT SAVINGS & INCENTIVE PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
SEPTEMBER 30, 1998
-------------------------------------------------------------------------------


                                                          SUPPLEMENTARY INFORMATION BY FUND
                                         -------------------------------------------------------------


                                                                     DEDUCTIONS                             NET ASSETS
                                         ---------------------------------------------     (DECREASE)      AVAILABLE FOR
                                          Payments to                        TOTAL         INCREASE IN       BENEFITS,
                                         Beneficiaries        Other        DEDUCTIONS       NET ASSETS      END OF YEAR
                                         -------------    -------------    ----------      -----------     -------------

CONSERVATIVE LIFESTYLE OPTION               $(51,860)                       $(51,860)        $(32,938)         $61,629

MORE MODERATE LIFESTYLE OPTION              (118,578)                       (118,578)        (133,286)         104,818

MODERATE LIFESTYLE OPTION                   (183,589)                       (183,589)         (13,082)         982,212

AGGRESSIVE LIFESTYLE OPTION                 (163,682)                       (163,682)         (42,159)         859,873

VERY AGGRESSIVE LIFESTYLE OPTION             (74,626)                        (74,626)         (27,158)         115,437

SPARTAN MONEY MARKET  (LOAN ACCOUNT)          (3,649)                         (3,649)           7,573          123,944

FIDELITY CASH RESERVES FUND                  (52,351)                        (52,351)         (32,002)         183,256

BERNSTEIN INTERMEDIATE DURATION FUND          (7,939)                         (7,939)           3,731           48,299

VANGUARD ASSET ALLOCATION FUND               (67,661)                        (67,661)         (17,222)         292,760

FIDELITY GROWTH & INCOME FUND               (249,712)                       (249,712)        (155,069)         328,888

JANUS WORLDWIDE FUND                         (27,271)                        (27,271)         (16,624)         248,363

VANGUARD U.S. GROWTH FUND                    (62,774)                        (62,774)         (12,737)         239,770

PUTNAM VISTA FUND CLASS A                    (30,614)                        (30,614)         (23,725)         177,422

BARON ASSET FUND                             (86,200)                        (86,200)        (106,276)         219,048

UNI-MARTS, INC. COMMON STOCK FUND           (127,242)                       (127,242)        (182,986)         518,326
                                         -----------      -----------    -----------        ---------       ----------

                    TOTAL                $(1,307,748)              $0    $(1,307,748)       $(783,960)      $4,504,045
                                         ===========      ===========    ===========        =========       ==========

See notes to financial statements.

UNI-MARTS, INC.                                                     Page 1 of 2
RETIREMENT SAVINGS & INCENTIVE PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
SEPTEMBER 30, 1997
-------------------------------------------------------------------------------

                                                            SUPPLEMENTARY INFORMATION BY FUND
                             -----------------------------------------------------------------------------------

                                                                         ADDITIONS
                             NET ASSETS   ------------------------------------------------------------------------
                           AVAILABLE FOR                                             Net Appreciation
                             BENEFITS,                                    Interest    (Depreciation)
                             BEGINNING     Participant     Employer     and Dividend  in Fair Value    Liquidation
                              OF YEAR     Contributions  Contributions     Income     of Plan Assets    Transfers
                           -------------  -------------  -------------  ------------ ----------------  -----------

MONEY MARKET FUND             $572,824                                     $3,593                       $(495,341)

GOVERNMENT INCOME FUND         655,707                                      2,616            (799)       (657,463)

CAPITAL GROWTH FUND          1,586,685                                         13           3,221      (1,589,949)

HIGH INCOME FUND               563,707                                      2,577          (1,707)       (564,577)

CONSERVATIVE LIFESTYLE
  OPTION                                     14,579                         4,953           2,662          76,409

MORE MODERATE LIFESTYLE
  OPTION                                     20,304                        11,480          15,097         179,763

MODERATE LIFESTYLE OPTION                   118,094                        46,968          89,549         716,021

AGGRESSIVE LIFESTYLE OPTION                 101,731                        38,596         121,538         715,056

VERY AGGRESSIVE LIFESTYLE
  OPTION                                     30,928                         3,280          20,266          67,861

SPARTAN MONEY MARKET (LOAN
  ACCOUNT)                                                                  6,813               0               0

FIDELITY CASH RESERVES FUND                  25,826                        10,477               0         383,112

BERNSTEIN INTERMEDIATE
  DURATION FUND                               7,523                         2,159             601          31,708

VANGUARD ASSET ALLOCATION
  FUND                                       18,014                        21,289          41,766         217,822

FIDELITY GROWTH & INCOME
  FUND                                       32,862                        20,834          93,169         339,651

JANUS WORLDWIDE FUND                         22,542                        10,863          42,477         157,912

VANGUARD U.S. GROWTH FUND                    22,067                        15,148          36,252         186,591

PUTNAM VISTA FUND CLASS  A                   16,686                        10,194          29,089         166,853

BARON ASSET FUND                             27,435                           400          81,096         224,581

UNI-MARTS, INC. COMMON
  STOCK FUND                 1,088,524       32,790         126,480         7,156        (312,633)       (156,010)
                            ----------     --------        --------      --------        --------        --------

                TOTAL       $4,467,447     $491,381        $126,480      $219,409        $261,644              $0
                            ==========     ========        ========      ========        ========        ========

                                    -----------------------
                                     Interfund      TOTAL
                                     Transfers    ADDITIONS
                                    ----------    ---------

MONEY MARKET FUND                     $(79,833)   $(571,581)

GOVERNMENT INCOME FUND                     (61)    (655,707)

CAPITAL GROWTH FUND                         30   (1,586,685)

HIGH INCOME FUND                                   (563,707)

CONSERVATIVE LIFESTYLE OPTION            6,436      105,039

MORE MODERATE LIFESTYLE OPTION          14,125      240,769

MODERATE LIFESTYLE OPTION               48,619    1,019,251

AGGRESSIVE LIFESTYLE OPTION            (10,089)     966,832

VERY AGGRESSIVE LIFESTYLE OPTION        20,541      142,876

SPARTAN MONEY MARKET  (LOAN ACCOUNT)   109,558      116,371

FIDELITY CASH RESERVES FUND           (142,958)     276,457

BERNSTEIN INTERMEDIATE DURATION FUND     4,198       46,189

VANGUARD ASSET ALLOCATION FUND          15,905      314,796

FIDELITY GROWTH & INCOME FUND            3,904      490,420

JANUS WORLDWIDE FUND                    41,839      275,633

VANGUARD U.S. GROWTH FUND                4,797      264,855

PUTNAM VISTA FUND CLASS A              (15,348)     207,474

BARON ASSET FUND                         2,304      335,816

UNI-MARTS, INC. COMMON STOCK FUND      (23,967)    (326,184)
                                       -------   ----------
                TOTAL                       $0   $1,098,914
                                       =======   ==========

See notes to financial statements.

UNI-MARTS, INC.                                                     PAGE 2 OF 2
RETIREMENT SAVINGS & INCENTIVE PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
SEPTEMBER 30, 1997
--------------------------------------------------------------------------------

                                                  SUPPLEMENTARY INFORMATION BY FUND
                                      -----------------------------------------------------------


                                                       DEDUCTIONS                                        NET ASSETS
                                      ---------------------------------------------    (DECREASE)      AVAILABLE FOR
                                        Payments to                      TOTAL         INCREASE IN        BENEFITS,
                                       Beneficiaries       Other       DEDUCTIONS      NET ASSETS       END OF YEAR
                                      ----------------   ----------   -------------   ------------     -------------
MONEY MARKET FUND                                          $(1,243)        $(1,243)    $(572,824)                $0

GOVERNMENT INCOME FUND                                                           0      (655,707)                 0

CAPITAL GROWTH FUND                                                              0    (1,586,685)                 0

HIGH INCOME FUND                                                                 0      (563,707)                 0

CONSERVATIVE LIFESTYLE OPTION                 (10,472)                     (10,472)       94,567             94,567

MORE MODERATE LIFESTYLE OPTION                 (2,665)                      (2,665)      238,104            238,104

MODERATE LIFESTYLE OPTION                     (23,957)                     (23,957)      995,294            995,294

AGGRESSIVE LIFESTYLE OPTION                   (64,800)                     (64,800)      902,032            902,032

VERY AGGRESSIVE LIFESTYLE OPTION                 (281)                        (281)      142,595            142,595

SPARTAN MONEY MARKET (LOAN ACCOUNT)                                              0       116,371            116,371

FIDELITY CASH RESERVES FUND                   (61,199)                     (61,199)      215,258            215,258

BERNSTEIN INTERMEDIATE DURATION FUND           (1,621)                      (1,621)       44,568             44,568

VANGUARD ASSET ALLOCATION FUND                 (4,814)                      (4,814)      309,982            309,982

FIDELITY GROWTH & INCOME FUND                  (6,463)                      (6,463)      483,957            483,957

JANUS WORLDWIDE FUND                          (10,646)                     (10,646)      264,987            264,987

VANGUARD U.S. GROWTH FUND                     (12,348)                     (12,348)      252,507            252,507

PUTNAM VISTA FUND CLASS A                      (6,327)                      (6,327)      201,147            201,147

BARON ASSET FUND                              (10,492)                     (10,492)      325,324            325,324

UNI-MARTS, INC. COMMON STOCK FUND             (61,028)                     (61,028)     (387,212)           701,312
                                            ---------      -------       ---------     ---------         ----------

                TOTAL                       $(277,113)     $(1,243)      $(278,356)     $820,558         $5,288,005
                                            =========      =======       =========     =========         ==========



See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 1999 AND 1998
-------------------------------------------------------------------------------

1.       THE PLAN

         Uni-Marts, Inc. Retirement Savings & Incentive Plan (the "Plan"), a defined contribution plan, was established October 1, 1983 to include all full-time employees of the former parent of Uni-Marts, Inc. and certain of its subsidiaries and related companies. Effective October 1, 1987, the Plan was amended and restated to include only the employees of Uni-Marts, Inc. and its affiliates (the "Company"). The assets of the Plan attributable to employees of the former parent and related companies were spun off from the Plan effective the date of the amendment. Uni-Marts, Inc. is the Trustee of the Plan.

         The following is a summary description of the Plan. Participants should refer to the Plan document for a complete description of the Plan. Employees are eligible to participate after attainment of age 21 and completion of at least 1,000 hours of service in one eligibility computation period. Employees whose wages and conditions of employment are subject to agreement with a collective bargaining agent are not eligible to participate unless provided by the collective bargaining agreement. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

         All eligible employees may direct the Company to contribute from 1% to 3% of their compensation to the Plan on their behalf as a basic contribution. An additional amount up to 12% of compensation may be deposited as a supplemental contribution. Total individual employee contributions may not exceed IRS imposed limits as provided in the Plan. The Company will make matching contributions equal to $.50 for each $1.00 of basic contribution and may make an optional contribution at the discretion of the Board of Directors. No optional contributions were made in the Plan years 1999, 1998 and 1997. Each participant has at all times a 100% nonforfeitable interest in their account balance.

         Each employee directs that his/her contribution be invested and reinvested in one or more of the investment funds selected by the Trustee and/or in the Company's common stock. The Trustee determines how all amounts credited to a member's optional contribution account, if any, will be invested. All income, expenses, gains or losses attributable to assets held in each investment fund are reflected therein exclusively.

         Participants' accounts may be withdrawn upon separation from the Company, death, disability or retirement (regular - age 65; early - age
         55). Withdrawals, except for hardship withdrawals, are distributed in lump sums, including earnings. A participant may request a loan or apply for a hardship withdrawal in accordance with the provisions of the Plan. The Company has the right to terminate the Plan subject to the provisions of ERISA.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.       NEW ACCOUNTING PRONOUNCEMENT

         In September 1999, the American Institute of Certified Public Accountants issued Statement of Position 99-3, Accounting for and Reporting of Certain Defined Contribution Plan Investments and other Disclosure Matters. This statement is effective for financial statements for plan years ending after December 15, 1999. Adoption of the statement will eliminate the need for disclosure of the "by fund" information for participant-directed funds. In addition, the Plan will need to disclose information in the financial statements about the net assets and significant components of the changes in net assets related to the nonparticipant-directed program.

3.       ADMINISTRATION OF THE PLAN

         The Company is the administrator of the Plan. All fees related to the Plan's administration and recordkeeping are paid by the Company and therefore are not reported as an expense of the Plan.

4.       INVESTMENTS

         Investments representing units of funds maintained by diversified, open-end management investment companies are stated at fair value as determined by published market prices. Uni-Marts, Inc. common stock is valued at the closing market price. Income and expenses relating to these investments are recorded on the accrual basis of accounting.

         Following is a brief description of the nine funds in which the Plan was invested as of September 30, 1999:

         Fidelity Cash Reserves Fund. Money market fund which seeks as high a level of current income as is consistent with preservation of capital and liquidity. The fund invests in high quality U.S. dollar denominated money market instruments of U.S. and foreign issuers; yield will fluctuate.

         Bernstein Intermediate Duration Fund. Government/corporate bond fund which seeks total return consistent with safety of principal. The fund invests at least 65% of assets in fixed-income securities rated AA or higher. The fund normally maintains an effective duration of three to six years.

         Vanguard Asset Allocation Fund. Asset allocation/balanced fund which seeks total return. The fund allocates among a common-stock portfolio, a bond portfolio, and money market instruments. It varies its mix according to the relative attractiveness of the asset classes. There is no limitation as to the amount of assets in each class.

         Fidelity Growth & Income Fund. Large value stock fund which seeks long-term growth, current income, and growth of income consistent with reasonable investment risk. The fund invests primarily in dividend-paying common stocks with growth potential. However, some common stock selections may be made in securities not paying dividends.

         Janus Worldwide Fund. International/world stock fund which seeks long-term growth of capital consistent with preservation of capital. The fund invests primarily in foreign and domestic common stocks. Its portfolio is usually spread across at least five different countries, including the United States, though at times it may invest in a single country.

         Vanguard U.S. Growth Fund. Large growth stock fund which seeks capital appreciation; income is incidental. The fund invests primarily in common stocks and convertible securities issued by established U.S. companies.

         Putnam Vista Class A Fund. Mid-cap stock fund which seeks capital appreciation. The fund invests primarily in common stocks issued by companies of any size; it may also invest in preferred stocks, debt securities, convertible securities, and warrants.

         Baron Asset Fund. Aggressive/small growth stock fund which seeks capital appreciation. The fund invests in smaller companies that the advisor believes have undervalued assets or favorable growth prospects.

         Uni-Marts, Inc. Common Stock Fund. Company stock fund which seeks capital appreciation. The stock is traded on the American Stock Exchange. The symbol for the stock is UNI.

         At the discretion of the individual participant, contributions can be allocated among the respective funds described above, or contributions can be managed by Asset & Wealth Services, Inc. through the election of Lifestyle Options. Lifestyle Options are professionally allocated, managed and monitored portfolio investment pools for 401(k) Plans. The Lifestyle Option portfolios are diversified across various asset classes and investment styles. Participants choose an allocation, ranging from Conservative to Very Aggressive, that fits their individual risk and return objectives. The same mutual funds described above are used in the Lifestyle Options.

         During 1999, 1998 and 1997, the Plan purchased from Uni-Marts, Inc. 50,304; 31,872 and 28,738 shares of its common stock at a cost of $111,645; $127,292 and $159,270, respectively. For the 1999, 1998 and
         1997 Plan years, the price paid for the shares was as traded on the American Stock Exchange.

INVESTMENTS AT SEPTEMBER 30, ARE AS FOLLOWS:



                                                      1999                 1998
CONSERVATIVE LIFESTYLE OPTION:
   Fidelity Cash Reserves Fund                              917                1,862
   Bernstein Intermediate Duration Fund                  55,153               53,773
   Fidelity Growth & Income Fund                          3,281                1,403
   Vanguard U.S. Growth Fund                              4,059                3,771
                                                 ---------------      ---------------

                                                         63,410               60,809
                                                 ---------------      ---------------

MORE MODERATE LIFESTYLE OPTION:
   Fidelity Cash Reserves Fund                            3,087                4,243
   Bernstein Intermediate Duration Fund                  74,482               55,123
   Fidelity Growth & Income Fund                         14,651               16,309
   Vanguard U.S. Growth Fund                             14,361               16,180
   Baron Asset Fund                                       3,204                4,292
                                                 ---------------      ---------------

                                                        109,785               96,147
                                                 ---------------      ---------------

MODERATE LIFESTYLE OPTION:
   Fidelity Cash Reserves Fund                           14,571                5,110
   Bernstein Intermediate Duration Fund                 469,334              474,679
   Fidelity Growth & Income Fund                        174,428              183,387
   Putnam Vista Fund Class A                             58,604               85,486
   Vanguard U.S. Growth Fund                            175,648              180,079
   Baron Asset Fund                                           0               29,006
                                                 ---------------      ---------------

                                                        892,585              957,747
                                                 ---------------      ---------------

AGGRESSIVE LIFESTYLE OPTION:
   Fidelity Cash Reserves Fund                           16,016               18,195
   Bernstein Intermediate Duration Fund                 224,457              262,821
   Fidelity Growth & Income Fund                        126,318              139,366
   Putnam Vista Fund Class A                             72,017               83,845
   Vanguard U.S. Growth Fund                            131,761              142,537
   Baron Asset Fund                                     110,473              122,863
   Janus Worldwide Fund                                  93,006               75,473
                                                 ---------------      ---------------

                                                        774,048              845,100
                                                 ---------------      ---------------

                                                      1999                 1998
VERY AGGRESSIVE LIFESTYLE OPTION:
   Fidelity Cash Reserves Fund                            3,611                4,946
   Bernstein Intermediate Duration Fund                  28,393               32,292
   Fidelity Growth & Income Fund                         18,671               16,040
   Putnam Vista Fund Class A                              9,594                9,420
   Vanguard U.S. Growth Fund                             18,674               11,493
   Baron Asset Fund                                      36,441               27,282
   Janus Worldwide Fund                                  13,713               12,943
                                                 ---------------      ---------------

                                                        129,097              114,416
                                                 ---------------      ---------------

FIDELITY CASH RESERVES FUND                             140,153              182,757
                                                 ---------------      ---------------

BERNSTEIN INTERMEDIATE DURATION FUND                     56,072               46,606
                                                 ---------------      ---------------

VANGUARD ASSET ALLOCATION FUND                          282,978              292,081
                                                 ---------------      ---------------

SPARTAN MONEY MARKET (LOAN ACCOUNT)                      51,647               50,650
                                                 ---------------      ---------------

FIDELITY GROWTH & INCOME FUND                           366,778              327,393
                                                 ---------------      ---------------

JANUS WORLDWIDE FUND                                    231,986              246,269
                                                 ---------------      ---------------

VANGUARD U.S. GROWTH FUND                               273,201              237,165
                                                 ---------------      ---------------

PUTNAM VISTA FUND CLASS A                               203,238              175,697
                                                 ---------------      ---------------

BARON ASSET FUND                                        249,400              217,892
                                                 ---------------      ---------------

UNI-MARTS, INC. COMMON STOCK                            238,158              518,326
                                                 ---------------      ---------------

Investments                                           4,062,536            4,369,055

Participant Loans                                        65,522               73,294
                                                 ---------------      ---------------

TOTAL INVESTMENTS                                    $4,128,058           $4,442,349
                                                 ===============      ===============

5.       RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

         The following is a reconciliation of net assets available for benefits according to the financial statements to Form 5500:


                                                                                 September 30,
                                                                            1999              1998
                                                                         ----------        ----------
               Net assets available for benefits per the financial
                 statements                                              $4,175,032        $4,504,045
               Amount receivable due to overpayment in
                 distribution to participant                                      0                50
               Amounts allocated to withdrawing participants.                     0            (9,636)
                                                                         ----------        ----------

               Net assets available for benefits per Form 5500           $4,175,032        $4,494,459
                                                                         ==========        ==========


         The following is a reconciliation of benefits paid to participants according to the financial statements to Form 5500:

                                                                                     Year Ended
                                                                                    September 30,
                                                                                         1999
                                                                                    -------------
               Benefits paid to participants per the financial statements            $1,178,209
               Add:  Amounts allocated to withdrawing participants
                 at September 30, 1999                                                        0
               Less:  Amounts allocated to withdrawing participants
                 at September 30, 1998                                                   (9,636)
                                                                                     ----------

               Benefits paid to participants per Form 5500                           $1,168,573
                                                                                     ==========


                                                                                     Year Ended
                                                                                    September 30,
                                                                                        1998
                                                                                    -------------
               Benefits paid to participants per the financial statements            $1,307,748
               Add:  Amounts allocated to withdrawing participants
                 at September 30, 1998                                                    9,636
               Less:  Amounts allocated to withdrawing participants
                 at September 30, 1997                                                       (0)
                                                                                     ----------

               Benefits paid to participants per Form 5500                           $1,317,384
                                                                                     ==========

                                                                             Year Ended
                                                                            September 30,
                                                                                1997
                                                                            -------------
               Benefits paid to participants per the financial statements    $   277,113
               Add:  Amounts allocated to withdrawing participants
                 at September 30, 1997                                                 0
               Less:  Amounts allocated to withdrawing participants
                 at September 30, 1996                                                (0)
                                                                             -----------

               Benefits paid to participants per Form 5500                   $   277,113
                                                                             ===========


         Amounts allocated to withdrawing participants are recorded on Form 5500 for benefit claims that have been processed and approved for payment prior to September 30 but not yet paid as of that date.

6.       TAX STATUS

         The trust established under the Plan to hold the Plan's assets is qualified pursuant to the appropriate section of the Internal Revenue Code (IRC), and, accordingly, the trust's net investment income is exempt from income taxes. The Plan obtained its latest determination letter on September 9, 1993, in which the IRS stated that the Plan, as then designed, was in compliance with the applicable requirements of the IRC. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the IRC.




                                      *****

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
SEPTEMBER 30, 1999
-------------------------------------------------------------------------------

                                                 DESCRIPTION OF INVESTMENT INCLUDING
                                                    MATURITY DATE, RATE OF INTEREST,                                     CURRENT
IDENTITY OF ISSUE                                  COLLATERAL, PAR OR MATURITY VALUE                         COST         VALUE

Spartan Money Market (Loan Account)       Money Market Account, 51,647 shares                                $51,647      $51,647
Fidelity Cash Reserves Fund               Money Market Account, 178,355 shares                               178,355      178,355
Bernstein Intermediate Duration Fund      Government/Corporate Bond Mutual Fund, 71,657 shares                  *         907,892
Vanguard Asset Allocation Fund            Asset Allocation/Balanced Mutual Fund, 11,737 shares                  *         282,977
Fidelity Growth & Income Fund             Large Value Stock Mutual Fund, 16,333 shares                          *         704,127
Janus Worldwide Fund                      International/World Stock Mutual Fund, 6,183 shares                   *         338,705
Vanguard U.S. Growth Fund                 Large Growth Stock Mutual Fund, 16,191 shares                         *         617,704
Putnam Vista Fund Class A                 Mid-Cap Stock Mutual Fund, 24,376 shares                              *         343,452
Baron Asset Fund                          Aggressive/Small Growth Stock Mutual Fund, 7,747 shares               *         399,517
Uni-Marts, Inc.** Common Stock            Company Common Stock, 190,526 shares                               606,539      238,160
Employee Loans Receivable                 Maturing 2001 - 2010, interest from 7% to 8.5%                      65,522       65,522
                                                                                                                       -----------

Total                                                                                                                  $4,128,058
                                                                                                                       ===========

*Cost information is not available.

**Indicates party-in-interest to the Plan

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

YEAR ENDED SEPTEMBER 30, 1999
--------------------------------------------------------------------------------

                                                                                           CURRENT VALUE
                                                                     EXPENSE                OF ASSET ON
  IDENTITY OF                                PURCHASE   SELLING   INCURRED WITH   COST OF   TRANSACTION    NET GAIN
PARTY INVOLVED         DESCRIPTION OF ASSET    PRICE     PRICE     TRANSACTION     ASSET       DATE         (LOSS)
Uni-Marts, Inc.           Uni-Marts, Inc.     Various     N/A         None       $111,644    $111,644         N/A
                          common stock

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Annual Report to be signed on its behalf by the undersigned hereunto duly authorized.


         UNI-MARTS, INC.
         RETIREMENT SAVINGS & INCENTIVE PLAN


         /S/ N. GREGORY PETRICK
         --------------------------
         N. Gregory Petrick
         Senior Vice President and
            Chief Financial Officer

                                  EXHIBIT INDEX


                                                                      Page(s)

23      Consent of Independent Certified Public Accountants.            23

INDEPENDENT AUDITORS' CONSENT


Board of Directors and Stockholders of Uni-Marts, Inc.
State College, Pennsylvania

We consent to the incorporation by reference in Registration Statement No. 33-9807 of Uni-Marts, Inc. on Form S-8 of our report dated December 14, 1999, appearing in the Annual Report on Form 11-K of Uni-Marts, Inc. Retirement Savings and Incentive Plan for the year ended September 30, 1999.

/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

December 29, 1999